Exhibit 99.1

SIGA Technologies Announces Planned Retirement of CEO Phil Gomez in 2023

SIGA Board of Directors has initiated search for new CEO; Dr. Gomez expected to remain in position as CEO until the search is completed to support the transition to a new CEO in 2023.

NEW YORK, Jan. 17, 2023 (GLOBE NEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today announced that Phil Gomez, PhD, Chief Executive Officer of SIGA, has announced his intention to retire as CEO in 2023.  SIGA’s Board of Directors has initiated a search for a new CEO, and Dr. Gomez is expected to remain in position as CEO until his successor commences services as Chief Executive Officer of SIGA.

“Serving as CEO of SIGA since 2016 has been a profoundly rewarding professional experience as we have taken a range of steps to strengthen and expand operations and worked diligently to respond to the global monkeypox outbreak,” said Dr. Gomez.  “As we plan for new opportunities in the years ahead, I believe that this is the ideal time to bring in new leadership that can continue our momentum. I look forward to working with the Board to effect a smooth leadership transition in 2023.”

“Phil Gomez has led SIGA through a period of significant growth and has positioned our team to target many new opportunities in the years ahead.  He has worked tirelessly to build a stronger international focus on the importance of planning and preparation to address global health crises,” said Mike Plansky, SIGA’s lead independent director. “We are grateful that Phil has agreed to remain in his position as CEO as we search for a new CEO and plan for a seamless transition in 2023.”

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com. The information contained on the websites referenced in this press release is not incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to Dr. Phil Gomez’s intention to resign as SIGA’s Chief Executive Officer and the search for Dr. Gomez’s successor. The words or phrases “can be,” “believes,” “expects,” “intends,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under our procurement contracts (“the BARDA Contracts”), not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contracts on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contracts are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) the risk that the U.S. or foreign governments’ responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xv) risks associated with responding to the recent monkeypox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and SIGA’s subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC’s website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:
Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

Public Relations
Holly Stevens, Berry & Company
hstevens@berrypr.com